ETF Opportunities Trust 485BPOS

Exhibit 99.(h)(34)

AMENDMENT NO. 21 TO

SERVICES AGREEMENT

This AMENDMENT No. 21 (“Amendment”) is made as of June 25, 2024, by and among ETF Opportunities Trust (“Client”) and Citibank, N.A. (“Citibank”), and Citi Fund Services Ohio, Inc. (“CFSO”, together with Citibank, the “Service Provider” and, with the Client, the “Parties”), to that certain Services Agreement dated May 14, 2020, between the Client and Service Provider (“Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Service Provider performs certain services for the Client; and

WHEREAS, the Parties agree to amend the List of Funds in Annex 1 – Schedule 2 by renaming and adding the Funds to the portfolio of the Client listed in Amendment A.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Service Provider hereby agree as follows:

1.	Amendment to Annex 1 – List of Funds.

a.	Annex 1 – Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the Annex 1 – Schedule 2 attached to the end of the Amendment.

2.	Representations and Warranties.

a.	The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.	The Service Provider represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.	This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.	Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Remainder of page intentionally left blank. Signatures follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

ETF OPPORTUNITIES TRUST

By:

Name:	David A. Bogaert

Title:	President

Date:	June 25, 2024

CITIBANK, N.A.

By:

Name:	Christopher Ravn

Title:	CBNA VP

Date:	7-1-24

CITI FUND SERVICES OHIO, INC.

By:

Name:	PETER HILL

Title:	Vice President

Date:	7/1/24

Amendment A

List of Funds to rename for ETF Opportunities Trust

SMI 3Fourteen ~~Tax Efficient~~ Full-Cycle Trend ETF

List of Funds to add for ETF Opportunities Trust

Tuttle Capital Congressional Trading ETF

T-Rex 2x Long GME Daily Target ETF

T-Rex 2x Long HOOD Daily Target ETF

T-Rex 2x Long SMCI Daily Target ETF

T-Rex 2x Long DJT Daily Target ETF

T-Rex 2x Long MARA Daily Target ETF

T-Rex 2x Inverse MARA Daily Target ETF

T-Rex 2x Long RBLX Daily Target ETF

T-Rex 2x Long PLTR Daily Target ETF

T-Rex 2x Inverse PLTR Daily Target ETF

T-Rex 2x Long ARM Daily Target ETF

T-Rex 2x Long SHOP Daily Target ETF

T-Rex 2x Inverse SHOP Daily Target ETF

T-Rex 2x Long AMD Daily Target ETF

T-Rex 2x Inverse AMD Daily Target ETF

T-Rex 2x Long NFLX Daily Target ETF

T-Rex 2x Inverse NFLX Daily Target ETF

T-Rex 2x Long BA Daily Target ETF

T-Rex 2x Inverse BA Daily Target ETF

T-Rex 2x Long SNOW Daily Target ETF

T-Rex 2x Inverse SNOW Daily Target ETF

T-Rex 2x Long AVGO Daily Target ETF

T-Rex 2x Inverse AVGO Daily Target ETF

T-Rex 2x Long PANW Daily Target ETF

T-Rex 2x Inverse PANW Daily Target ETF

T-Rex 2x Long COIN Daily Target ETF

T-Rex 2x Inverse COIN Daily Target ETF

T-Rex 2x Long TSM Daily Target ETF

T-Rex 2x Inverse TSM Daily Target ETF

T-Rex 2x Long SQ Daily Target ETF

T-Rex 2x Inverse SQ Daily Target ETF

T-Rex 2x Long AI Daily Target ETF

T-Rex 2x Long MSTR Daily Target ETF

T-Rex 2x Inverse MSTR Daily Target ETF

Annex 1 – Schedule 2 to Services Agreement

List of Funds

1.	American Conservative Values ETF

2.	American Conservative Values Small-Cap ETF

3.	Formidable ETF

4.	Formidable Dividend and Income ETF

5.	Formidable Fortress ETF

6.	Applied Finance Valuation Large Cap ETF

7.	Alpha Dog ETF

8.	Kingsbarn Tactical Bond ETF

9.	The WealthTrust DBS Long Term Growth ETF

10.	Kingsbarn Dividend Opportunity ETF

11.	Cultivar ETF

12.	Tuttle Capital 2X DBMF ETF

13.	T-Rex 2X Long Tesla Daily Target ETF

14.	T-Rex 2X Inverse Tesla Daily Target ETF

15.	T-Rex 2X Long NVIDIA Daily Target ETF

16.	T-Rex 2X Inverse NVIDIA Daily Target ETF

17.	LAFFER|TENGLER Equity Income ETF

18.	REX IncomeMax AMD Strategy ETF

19.	REX IncomeMax AMZN Strategy ETF

20.	REX IncomeMax TSLA Strategy ETF

21.	REX IncomeMax BIIB Strategy ETF

22.	REX IncomeMax DIS Strategy ETF

23.	REX IncomeMax EEM Strategy ETF

24.	REX IncomeMax GDXJ Strategy ETF

25.	REX IncomeMax GOOG Strategy ETF

26.	REX IncomeMax META Strategy ETF

27.	REX IncomeMax MSFT Strategy ETF

28.	REX IncomeMax MSTR Strategy ETF

29.	REX IncomeMax PYPL Strategy ETF

30.	REX IncomeMax SLV Strategy ETF

31.	REX IncomeMax SMH Strategy ETF

32.	REX IncomeMax SNOW Strategy ETF

33.	REX IncomeMax TLRY Strategy ETF

34.	REX IncomeMax V Strategy ETF

35.	REX IncomeMax UNG Strategy ETF

36.	REX IncomeMax USO Strategy ETF

37.	REX FANG REX FANG & Innovation Equity Premium Income ETF

38.	REX AI Equity Premium Income ETF

39.	Tuttle Capital Daily 2X Inverse Regional Banks ETF

40.	Tuttle Capital Daily 2X Long AI ETF

41.	Tuttle Capital Daily 2X Inverse AI ETF

42.	Brendan Wood TopGun ETF

43.	IDX Dynamic Innovation ETF

44.	IDX Dynamic Fixed Income ETF

45.	T-Rex 2X Long Apple Daily Target ETF

46.	T-Rex 2X Inverse Apple Daily Target ETF

47.	T-Rex 2X Long Alphabet Daily Target ETF

48.	T-Rex 2X Inverse Alphabet Daily Target ETF

49.	T-Rex 2X Long Microsoft Daily Target ETF

50.	T-Rex 2X Inverse Microsoft Daily Target ETF

51.	TappAlpha SPY Growth & Daily Income ETF

52.	TappAlpha Innovation 100 Growth & Daily Income ETF

53.	Tuttle Capital Shareholders First Index ETF

54.	SMI 3Fourteen Full-Cycle Trend ETF

55.	Tuttle Capital Congressional Trading ETF

56.	T-Rex 2x Long GME Daily Target ETF

57.	T-Rex 2x Long HOOD Daily Target ETF

58.	T-Rex 2x Long SMCI Daily Target ETF

59.	T-Rex 2x Long DJT Daily Target ETF

60.	T-Rex 2x Long MARA Daily Target ETF

61.	T-Rex 2x Inverse MARA Daily Target ETF

62.	T-Rex 2x Long RBLX Daily Target ETF

63.	T-Rex 2x Long PLTR Daily Target ETF

64.	T-Rex 2x Inverse PLTR Daily Target ETF

65.	T-Rex 2x Long ARM Daily Target ETF

66.	T-Rex 2x Long SHOP Daily Target ETF

67.	T-Rex 2x Inverse SHOP Daily Target ETF

68.	T-Rex 2x Long AMD Daily Target ETF

69.	T-Rex 2x Inverse AMD Daily Target ETF

70.	T-Rex 2x Long NFLX Daily Target ETF

71.	T-Rex 2x Inverse NFLX Daily Target ETF

72.	T-Rex 2x Long BA Daily Target ETF

73.	T-Rex 2x Inverse BA Daily Target ETF

74.	T-Rex 2x Long SNOW Daily Target ETF

75.	T-Rex 2x Inverse SNOW Daily Target ETF

76.	T-Rex 2x Long AVGO Daily Target ETF

77.	T-Rex 2x Inverse AVGO Daily Target ETF

78.	T-Rex 2x Long PANW Daily Target ETF

79.	T-Rex 2x Inverse PANW Daily Target ETF

80.	T-Rex 2x Inverse COIN Daily Target ETF

81.	T-Rex 2x Inverse COIN Daily Target ETF

82.	T-Rex 2x Long TSM Daily Target ETF

83.	T-Rex 2x Inverse TSM Daily Target ETF

84.	T-Rex 2x Long SQ Daily Target ETF

85.	T-Rex 2x Inverse SQ Daily Target ETF

86.	T-Rex 2x Long AI Daily Target ETF

87.	T-Rex 2x Long MSTR Daily Target ETF

88.	T-Rex 2x Inverse MSTR Daily Target ETF